Exhibit 99.1

Contact:	Media:	Investors:
	Jeff Macdonald	John Elicker
	Communications	Investor Relations
	212-546-4824 (office)	212-546-3775
	917-371-0940 (mobile)	john.elicker@bms.com
jeffrey.macdonald@bms.com
Suketu Desai
Investor Relations
609-252-5796
suketu.desai@bms.com

BRISTOL-MYERS SQUIBB COMPANY OUTLINES STRATEGY AND

PRODUCTIVITY TRANSFORMATION INITIATIVE

DURING UPDATE TO INVESTMENT COMMUNITY

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Expects Productivity Transformation Initiative to Generate Pre-Tax Cost Savings and Avoidance of Approximately $1.5 Billion by 2010 and Incur Associated Pre-Tax Costs of $900 Million to $1.1 Billion—Reducing Total Headcount by 10%

•	Announces 11% Increase in Indicative Dividend for 2008 and Declares Quarterly Dividend

•	Revises 2007 Full-Year GAAP EPS Guidance to $1.15 to $1.20 and Reaffirms Non-GAAP EPS Guidance of $1.42 to $1.47 at the high end of the range

•	Provides 2008 Full-Year GAAP EPS Guidance of $1.44 to $1.54 and Raises 2008 Full-Year Non-GAAP EPS Guidance from $1.60 to $1.70 to $1.65 to $1.75

•	Expects Non-GAAP EPS CAGR of at Least 15% from 2007 Base Through 2010, subject to certain assumptions

(NEW YORK, December 5, 2007) – During a meeting with investors today, Bristol-Myers Squibb Company (NYSE:BMY) will conduct a comprehensive review of its business and research and development operations, and outline its strategy to improve shareholder value, increase profitability and improve top line growth. The overview will provide investors with insight into how the company intends to implement its strategy and transform the company through its productivity initiative into a next-generation BioPharma company that pairs the scale and resources of a mid-sized pharmaceutical company with the entrepreneurial spirit and innovative focus of a biotech startup. The plan focuses the

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company’s commercial and scientific units on growth areas, such as specialty and biologic medicines, while providing a framework to enhance productivity and reward entrepreneurship.

Strategic Review

During the meeting, senior management of the company will discuss the status of the strategic review the company has been conducting over the past several months and explain how it intends to continue the company’s development into a next generation BioPharma company. The company’s vision of a BioPharma company is the outgrowth of a process that evaluated the company’s four core businesses in great detail: specialty medicines, cardiovascular and metabolic drugs, mature pharmaceutical brands and the Health Care Group, and contains the following elements:

•	an innovative portfolio of new products targeted at serious unmet medical needs, or significant clinical advancement over existing therapies;

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a Selectively Integrated Business Model, which complements internal capabilities with external innovation, streamlines manufacturing, creates a targeted approach to geographies and customers, utilizes strategic partnerships with suppliers and competitors, and focuses on innovative sales and marketing practices;

•	Strong Continuous Improvement capabilities, simplified processes, enhanced efficiency and effectiveness and aligned infrastructure to support growth.

The review reaffirmed several elements of the company’s ongoing strategic focus. The company will continue to invest in key growth products, including specialty and biologic medicines, and cardiovascular and metabolic drugs. The company will also continue to scale back assets in its profitable, though declining, mature brands.

The company is seeking opportunities to maximize the value of its Health Care Group companies for shareholders. Consistent with this objective, the company plans to divest its Medical Imaging business. Further, the company is currently reviewing a range of strategic alternatives for its ConvaTec and Mead Johnson businesses. “We remain fully aware of the important contributions these businesses have made to earnings and cash flow, and we will take these factors into full consideration when weighing our strategic options,” said James M. Cornelius, chief executive officer, Bristol-Myers Squibb.

As a next-generation BioPharma company, Bristol-Myers Squibb seeks to reallocate resources to enable additional strategic acquisitions, such as the recent acquisition of Adnexus Therapeutics, as well as pursue partnerships and other collaborative arrangements. These alliances should add to the company’s innovative capabilities, portfolio and pipeline to amplify the company’s ongoing focus on growth areas, such as specialty medicines and biologics.

Productivity Transformation Initiative

In addition to its overview of the company’s strategy, senior management will discuss the scope and details of its Productivity Transformation Initiative, the company’s first step to achieve a culture of continuous improvement which was begun earlier this year. Over 300 initiatives have been identified that will enhance the company’s efficiency, effectiveness and competitiveness and substantially improve its cost base.

Key productivity initiatives include reducing general and administrative operations by simplifying, standardizing and outsourcing, where appropriate, processes and services, rationalizing the company’s mature brands portfolio, consolidating its global manufacturing network while eliminating complexity and enhancing profitability, simplifying its geographic footprint and implementing a more efficient go-to-market model. Specific productivity goals include:

•	reducing the number of brands in the company’s mature products portfolio by 60 percent between 2007 and 2011;

•	reducing the number of manufacturing facilities by more than 50 percent by the end of 2010; and

•	reducing total headcount by approximately 10 percent between 2007 and 2010.

Some positions have been eliminated in 2007 and the substantial majority of positions will be eliminated in 2008 and 2009. “It is difficult to see our valued colleagues leave the company, but right-sizing our workforce across all areas is critical to achieving our productivity goals and enhancing the competitive position of the company. While we are reducing headcount in certain functions, we will continue to invest in R&D, biologics and commercialization talent,” said Mr. Cornelius.

The productivity initiative is expected to generate approximately $1.5 billion in cost reductions and avoidance on a pre-tax basis versus the company’s previous strategic plan for 2010. Costs associated with the implementation of the Productivity Transformation Initiative are estimated to be between $0.9 billion to $1.1 billion on a pre-tax basis, with approximately $300 million expected to be incurred in 2007 and $400 million to $500 million expected to be incurred in 2008. The ultimate timing of the recording of the charges cannot be predicted with certainty and will be affected by the occurrence of triggering events for expense recognition under U.S. Generally Accepted Accounting Principles (GAAP), among other factors.

Announces Indicative Dividend Increase for 2008 and Declares Quarterly Dividend

Today, the company announced that the Board of Directors declared an 11 percent dividend increase, the first increase since 2002. The dividend increase will result in a quarterly dividend of thirty-one cents ($.31) per share on the company’s Common Stock for an indicative dividend for the full year of 2008 of $1.24 per share, subject to the normal quarterly review by the Board. The next quarterly dividend on the $.10 par value Common Stock of the company will be payable on February 1, 2008 to stockholders of record at the close of business on January 4, 2008.

The Directors also declared a quarterly dividend of fifty cents ($0.50) per share on the $2.00 Convertible Preferred Stock of the corporation, payable March 3, 2008 to stockholders of record at the close of business on February 8, 2008.

Financial Outlook

Based on the strategic and operational assumptions that will be outlined at the meeting, the company expects non-GAAP EPS to grow at a minimum of 15 percent compounded annual growth rate, from the 2007 base, for the next three years, excluding costs associated with the Productivity Transformation Initiative and other specified items that have not yet been identified and quantified. In addition, the guidance assumes certain other assumptions including that the company and its product partner, sanofi-aventis, maintain exclusivity for the PLAVIX® patent through at least 2010.

The company revised its 2007 fully diluted earnings per share guidance on a GAAP basis to $1.15 to $1.20 from $1.28 to $1.33, reflecting the estimated effect of potential fourth quarter charges of approximately $300 million relating to the company’s Productivity Transformation Initiative. The company also reaffirmed its 2007 fully diluted earnings per share guidance on a non-GAAP basis to be between $1.42 and $1.47, and indicated that it expects non-GAAP fully diluted earnings per share to be at the top end of the range.

The company is providing 2008 fully diluted earnings per share guidance on a GAAP basis of $1.44 to $1.54. The company also is raising its estimated 2008 earnings per share guidance on a non-GAAP basis from a range of $1.60 to $1.70 to a range of $1.65 to $1.75, subject to certain assumptions. The fully diluted earnings per share guidance for 2008 includes earnings from the Medical Imaging business. A disposal of the Medical Imaging business would decrease fully diluted earnings per share by approximately $0.05. Further, this guidance assumes, compared to 2007:

•	high single-digit revenue growth;

•	overall flat gross margin, with improvement in Pharmaceuticals margin;

•	mid single-digit growth in research and development costs;

•	all other operating expenses flat with modest increases in Advertising and Promotion, offset by a significant reduction in G&A expense; and

•	increase in effective tax rate to approximately 24%

The GAAP guidance for 2008 includes the impact of restructuring and other charges related to the Productivity Transformation Initiative discussed below, but excludes proceeds from potential asset sales that have not yet been identified or quantified. Both the GAAP and non-GAAP guidance further assumes no significant acquisitions or divestitures and that the company and its product partner, sanofi-aventis, maintain exclusivity for the PLAVIX® patent.

Further, the non-GAAP 2008 guidance excludes charges related to the Productivity Transformation Initiative and other specified items that have not yet been identified and quantified, such as gains or losses from sale of businesses and product lines; from sale of equity investments and from discontinuations of operations; restructuring items that meet the requirements of SFAS 112 for severance and SFAS 146 for other exit costs; accelerated depreciation charges under SFAS 144 related to restructuring items described above; asset impairments; charges and recoveries relating to significant legal proceedings; upfront and milestone payments for in-licensing of products that have not achieved regulatory approval that are immediately expensed; copromotion or alliance charges and payments for in-process research and development which under GAAP are immediately expensed rather than amortized over the life of the agreement; income from upfront and milestone payments that is immediately recognized for out-licensing of products, including deferred income recognized upon termination; and significant tax events.

Details reconciling the 2007 and 2008 non-GAAP earnings per share guidance with GAAP amounts including specified items are provided in supplemental materials available on the company’s website.

“With this adjustment to earnings guidance and the dividend increase, we’re sending a clear message of confidence: We expect to be able to continue to reward our shareholders for their support, well into the future,” said Mr. Cornelius.

Research and Development Update

In addition to discussing progress in transforming the R&D organization into a next-generation BioPharma model and executing its biologic strategy, the company also will provide an update on key late and early stage compounds in its pipeline. The company will continue to focus its efforts on serious disease – in both specialty areas and high prevalence illnesses – where there is significant unmet medical need. Senior members of the R&D organization will outline the strategy of building pipelines within products by broadening their clinical use through multiple indications.

Specific updates will focus on the company’s late-stage programs in oncology, diabetes, cardiovascular disease and solid organ transplant rejection, including:

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developmental diabetes compounds saxagliptin, a DPP4-inhibitor, and dapagliflozin, a novel SGLT-2 inhibitor, both of which are being developed in partnership with AstraZeneca PLC; the company reiterated its plan to submit saxagliptin for filing with the U.S. Food and Drug Administration (FDA) in 2008;

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two cancer drugs: the internally developed and recently approved Ixempra (ixabepilone), a new cytotoxic designed to overcome drug resistance; and ipilimumab (MDX-010), a potential new immunotherapy paradigm;

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an internally discovered biologic investigational compound, belatacept, a novel co-stimulation blocker under development to replace cornerstone therapy in solid organ transplantation, which the company expects to submit to the FDA for filing in the first half of 2009; and

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an oral factor Xa inhibitor, apixaban, under development in partnership with Pfizer Inc., with the potential to provide predictable and reliable anticoagulation with a wider therapeutic window than current therapies.

The investor meeting is being held Wednesday, December 5 from 1 p.m. to 5 p.m. (EST). Investors and the general public are invited to listen to a live webcast of the meeting at www.bms.com/ir. A replay of the business update will also be made available at the same company website.

Bristol-Myers Squibb Company is a global biopharmaceutical and related health care products company whose mission is to extend and enhance human life.

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Use of Non-GAAP Financial Information

This press release contains non-GAAP earnings per share guidance adjusted to exclude certain costs, expenses, gains and losses and other specified items. Among the items in GAAP earnings per share guidance but excluded for purposes of determining adjusted earnings per share guidance are: costs associated to the company’s Productivity Transformation Initiative; gains or losses from sale of businesses and product lines; from sale or write-down of equity investments and from discontinuations of operations; restructuring items that meet the requirements of SFAS 112 for severance and SFAS 146 for other exit costs; accelerated depreciation charges under SFAS 144 related to restructuring items described above; asset impairments; charges and recoveries relating to significant legal proceedings; upfront and milestone payments for in-licensing of products that have not achieved regulatory approval that are immediately expensed; co promotion or alliance charges and payments for in-process research and development which under GAAP are immediately expensed rather than amortized over the life of the agreement; and significant tax events. This information is intended to enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. For example, non-GAAP earnings per share information is an indication of the company’s baseline performance before items that are considered by the company to be not reflective of the company’s ongoing results. In addition, this information is among the primary indicators the company uses as a basis for evaluating company performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for diluted earnings per share prepared in accordance with GAAP.

Statement on Cautionary Factors

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans and projections regarding the company’s financial position, results of operations, market position, product development, divestiture of the company’s medical imaging business, the company’s productivity transformation initiative, and business strategy. These statements may be identified by the fact that they use words such as “anticipate”, “estimates”, “should”, “expect”, “guidance”, “project”, “intend”, “plan”, “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, market factors, competitive product development, pricing controls and pressures (including changes in rules and practices of managed care groups and institutional and governmental purchasers), economic conditions such as interest rate and currency exchange rate fluctuations, judicial decisions and governmental laws and regulations related to

Medicare, Medicaid and healthcare reform, pharmaceutical rebates and reimbursement, claims and concerns that may arise regarding the safety and efficacy of in-line products and product candidates, changes to wholesaler inventory levels, variability in data provided by third parties, changes in, and interpretation of, governmental regulations and legislation affecting domestic or foreign operations, including tax obligations, difficulties and delays in product development, manufacturing or sales, patent positions and the ultimate outcome of any litigation matter, including whether Apotex will prevail in its appeal of the District court’s decision in the PLAVIX® patent litigation. These factors also include the company’s ability to execute successfully its strategic plans, including its Productivity Transformation Initiative and any significant acquisitions and divestitures, the expiration of patents on certain other products, and the impact and result of governmental investigations. There can be no guarantees with respect to pipeline products that future clinical studies will support the data described in this release, that the products will receive necessary regulatory approvals, or that they will prove to be commercially successful; nor are there guarantees that regulatory approvals will be sought, or sought within currently expected timeframes, or that contractual milestones will be achieved. For further details and a discussion of these and other risks and uncertainties, see the company’s periodic reports, including current reports on Form 8-K, quarterly reports on Form 10-Q and the annual report on Form 10-K, furnished to and filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.